Exhibit 99.5

TRADE FINANCE SOLUTIONS, INC

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Table of Contents

Report of Registered Public Accounting Firm	F – 2

Consolidated Balance Sheets	F – 3

Consolidated Statements of Operations	F – 4

Consolidated Statements of Changes in Shareholders’ Deficit	F – 5

Consolidated Statements of Cash Flows	F – 6

Notes to Consolidated Financial Statements	F – 7-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Trade Finance Solutions, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Trade Finance Solutions, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trade Finance Solutions, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted  in  the  United  States  of  America.

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
Hollywood, Florida
September 25, 2009

TRADE FINANCE SOLUTIONS, INC
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$285,210	$229,978
Financial assets held for trading	-	83,220
Accounts receivable, net	1,518,082	417,645
Loans receivable	1,665,168	2,307,293
Related party receivables	-	1,518,534
Prepaid expenses	46,340	5,822
Total Current Assets	3,514,800	4,562,492

Fixed assets, net	11,901	14,407
Incorporation costs, net	19,791	28,432
Deferred tax asset	21,008	54,608
Total Assets	$3,567,500	$4,659,939

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$152,700	$192,431
Due to related party	116,445	71,885
Demand loans payable	3,366,414	4,562,481
Total Current Liabilities	3,635,559	4,826,797

Total Liabilities	3,635,559	4,826,797

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock ($.01 par value; Unlimited shares;
100 shares issued and outstanding)	1	1
Cumulative translation adjustment	13,337	(7,809)
Accumulated deficit	(81,397)	(159,050)
Total Stockholders’ Deficit	(68,059)	(166,858)

Total Liabilities and Stockholders’ Deficit	$3,567,500	$4,659,939

The accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

TRADE FINANCE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2008	2007

NET REVENUES	$7,852,801	$3,428,953

COST OF REVENUES	7,015,216	3,025,389

GROSS PROFIT	837,585	403,564

OPERATING EXPENSES:
General and administrative	973,551	496,090
Depreciation and amortization	6,312	6,095
Loss on disposal of asset	4,409	-
Total operating expenses	984,272	502,185

Total operating income	(146,687)	(98,621)

OTHER INCOME/(EXPENSE)
Foreign currency gain/(loss)	250,770	(42,963)
Total other income/(expense)	250,770	(42,963)

Income (loss) before provision for income taxes	104,083	(141,584)

Provision (benefit) for income taxes	26,430	(49,355)

NET INCOME (LOSS)	$77,653	$(92,229)

EARNINGS PER SHARE - Basic	$777	$(922)

Weighted average shares outstanding - Basic	100	100

The accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

TRADE FINANCE SOLUTIONS, INC.
STATEMENTS OF CONSOLIDATED STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

	Common Stock		Additional paid-in capital	Cumulative Translations Adjustment	Accumulated Deficit	Total
	Shares	Amount
Balance at December 31, 2006	100	$1	$-	$-	$(66,821)	$(66,820)

Cummulative Translation Adjustment				(7,809)		(7,809)
Net loss for the year ended
December 31, 2007					(92,229)	$(92,229)
Balance at December 31, 2007	100	$1	$-	$(7,809)	$(159,050)	$(166,858)

Cumulative Translation Adjustment				21,146		21,146
Net income for the year ended
December 31, 2008					77,653	77,653
Balance at December 31, 2008	100	$1	$-	$13,337	$(81,397)	$(68,059)

The accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

TRADE FINANCE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,	December 30,
	2008	2007

Cash flows from continuing operating activities:
Net (loss)	$77,653	$(92,229)
Adjustments to reconcile to net cash inflow from operating activities:
Depreciation and amortization	11,147	(543)
Deferred income tax expense	33,600	(54,608)
Cumulative translation adjustment	21,146	(7,810)
Increase in accounts receivable	(1,100,437)	(417,645)
Loans receivable	642,125	(2,307,293)
(Increase)/decrease in deposits and prepaid items	(40,518)	(11)
Increase (decrease) in accounts payable and accrued liabilities	(39,731)	114,153
Net cash provided by (used in) operating activities	(395,015)	(2,765,986)

Cash flows from continuing investing activites:
Purchase of fixed assets	-	(11,615)
Financial assets held for sale	83,220	(83,220)
Cash provided by (used in) investing activities	83,220	(94,835)

Cash flows from continuing financing activites:
Proceeds from demand loans payable	(1,196,067)	2,419,134
Proceeds from related party loan	44,560	71,885
Repayment of Related party receivable	1,518,534	82,746
Cash provided by (used in) financing activities	367,027	2,573,765

Increase (decrease) in cash during the period	55,232	(287,056)

Cash at the beginning of the period	229,978	517,034

Cash at the end of the period	$285,210	$229,978

Supplemental information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

TRADE FINANCE SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 AND 2007

1.            DESCRIPTION OF BUSINESS

Trade Financial Systems, Inc. (the “Company”) was incorporated in Canada, in the Province of Ontario in March of 2006.   Since its inception, TFS has had its headquarters in Markham, Ontario, a suburb of Toronto. The Company was established to provide financing solutions, including Purchase Order Financing, Fulfillment Services and Factoring or Invoice Discounting for credit worthy customers of eligible goods and services. Founded by professionals with backgrounds in both the distribution and financial sectors, TFS initially funded transactions predominantly with re-sellers and distributors.

TFS has a wholly owned U. S. subsidiary, TFP International Inc. (TFP), which is incorporated in the State of Florida and is located in Miami, Florida. This subsidiary specializes in international trade and is responsible for all activities from its Miami office.

2.            PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary TFP International, Inc.  All intercompany transactions and accounts have been eliminated in consolidation.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an on-going basis, the Company evaluates its estimates, including those related to valuation of options and warrants, bad debts, inventories, intangible assets, contingencies and litigation. United Energy bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation.  Depreciation is provided on the declining balance basis, when the asset is placed into service, at the following rates:

Computer hardware	45%
Furniture, fixtures and equipment	20%
Vehicle	30%
Leasehold improvements	5 years straight-line

Half rates are used in the year of acquisition.

Incorporation costs

Incorporation costs are recorded at cost less accumulated amortization. Amortization is provided on the straight-line basis over 10 years.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statement” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less.

Concentrations

Cash and cash equivalents are maintained in financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short-term maturity of these instruments.

Related party transactions

Related party transactions occur in the normal course of operations and are recorded at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Income Taxes

The Company accounts for income taxes according to SFAS 109 “Accounting for Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

The Corporation adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109,” effective January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of FIN 48 did not have a significant impact on the Company’s financial statements.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company has not been subject to U.S. federal income tax examinations by tax authorities nor state authorities since its inception in 2000.

Foreign currencies

The Company follows the temporal method when translating foreign currency transactions. Under this method:
i.	Monetary items are translated at the rates of exchange prevailing at the balance sheet date,
ii.	Non-monetary items are translated at historic exchange rates; and,

iii.	Revenue and expenses (other than amortization) are translated at average monthly rates of exchange during the year.

The resulting gains or losses are credited or charged to earnings excepts for those relating to monetary items having a fixed life which are deferred and amortized over the life of the particular item.

The Company uses the Canadian dollar as its functional currency.  The Company’s wholly-owned subsidiary uses the US dollar as its functional currency.  Assets and liabilities of the Company are translated into US dollars at the period-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period.

The resulting gains or losses are deferred and included as a separate component of shareholder’s equity.

Per Share Data

SFAS No. 128 establishes standards for computing and presenting earnings per share (“EPS”). The standard requires the presentation of basic EPS and diluted EPS. Basic EPS is calculated by dividing income/loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted EPS is calculated by dividing income/loss available to common shareholders by the weighted average number of common shares outstanding adjusted to reflect potentially dilutive securities.  At June 30, 2008 and 2007 the Company does not have any dilutive instruments.

Accounting for Long-Lived Assets

The Company’s long-lived assets include property and equipment. In accordance with SFAS No. 144, long-lived assets other than goodwill are reviewed on a periodic basis for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In June 2009, the Financial Accounting Standards Board issued Statement “FASB” issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”).  SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  This statement will have an impact on the Company’s financial statements since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168.

Subsequent Events

In May 2009, the FASB issued Statement of SFAS No. 165, Subsequent Events. This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This Statement is effective for interim and annual periods ending after June 15, 2009 and as such, we will adopt this standard in the first quarter of fiscal year 2010. We are currently assessing the impact of the adoption of SFAS 165, if any, on our financial position, results of operations or cash flows.

Interim Disclosure about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments.  This FSP amends FASB Statement No. 107 to require disclosures about fair values of financial instruments for interim reporting periods as well as in annual financial statements.  The FSP also amends APB Opinion No. 28 to require those disclosures in summarized financial information at interim reporting periods.  This FSP becomes effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The adoption of this FSP is not expected to have a material impact on our consolidated financial statements.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.  The implementation of this standard will not have a material impact on the Company’s consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This Statement replaces the original SFAS No. 141.  This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.
b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 provides guidance for using fair value to measure assets and liabilities.  SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company in the first quarter of fiscal year 2008. There was no material impact on the Company’s consolidated results of operations and financial condition due to the adoption of SFAS No. 157.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2007 and did not have a material impact on its consolidated results of operations and financial condition.

4. FINANCIAL ASSETS HELD FOR TRADING

	2008 $	2007 $
Fair value of forward foreign exchange contract	-	83,220

The companies use forward foreign exchange contracts to hedge against foreign currency exposures arising from forecasted foreign currency cash flows on loans receivable and amounts due from related party denominated in US dollars. Unrealized gains and losses on these contracts are recognized in income as they occur to offset unrealized gains or losses arising from foreign currency fluctuations on the hedged items.

As of December 31, 2008, the Company did not hold any open forward foreign exchange contracts.

5. DUE FROM (TO) RELATED PARTY

	2008 $	2007 $
BAM Technology, Inc.
Loan Receivable	-	1,579,884
Interest receivable	-	29,776
Trade accounts payable	(82,020)	(73,429)
	(82,020)	1,536,231

Amounts owing from BAM Technology Inc. are denominated in USD. The Companies are related based on a common shareholder. The terms of the loan to BAM Technology, Inc. are set out in a loan agreement dated May 1, 2006. Principal amounts are advanced from time to time based on contracts approved by the Company.  There are no specific terms of repayment. Interest on these advances is calculated at 2% per month.

During the year, the Company and BAM Technology, Inc. entered into the following transactions:

	2008 $	2007 $
Purchases	(6,513,530)	(2,587,865)
Interest charge	7,938	428,292

6. LOANS RECEIVABLE

	2008 $	2007 $
Canadian dollar loans receivable	699,512	1,752,114
US dollar loans receivable converted to Canadian	1,129,324	555,739
Allowance for doubtful accounts	(163,668)	-
	1,665,168	2,307,853

Loans receivable bear no specific terms or repayment and vary in interest terms ranging from 1.5% to 3% monthly.

7. FIXED ASSETS

	2008			2007
	Cost $	Accumulated Depreciation $	Net book Value $	Net book Value $
Computer hardware	1,261	723	538	1,229
Furniture, fixtures and equipment	12,464	2,503	10,499	4,783
Vehicles	-	-	-	5,926
Leasehold improvements	2,806	1,403	1,403	2,469
	16,531	4,629	12,440	14,407

8. DEMAND LOANS PAYABLE

	2008 $	2007 $
Loans denominated in Canadian dollars - converted
Payable to shareholders	777,424	1,089,122
Payable to members of management	222,826	152,748
Payable to others	1,778,192	2,495,862
Loans denominated in US dollars
Payable to members of management	557,972	824,749
Payable to others	30,000	-
	3,366,414	4,562,481

The loans represent subscriptions for debentures. As at year end, the debentures had yet to be issued. The loans are carrying similar terms to the debentures to be issued. The debentures have a term of five years but are redeemable at the option of the holder on their respective anniversary date provided the Company receives ninety days notice of such redemption, as such; they have been classified as current.  Interest accrues monthly at the rate of 1% per month on the amounts advanced and is payable quarterly.

The agent for the debenture holders is Equity Transfer Service, Inc.

9. SUBSEQUENT EVENTS

On September 3, 2009, ONE Holdings, Corp. ( “ONE”) acquired from the shareholders of Trade Finance Solutions (“collectively referred to as “Shareholders”) 3,990 shares representing 99.75% of the Shareholders’ common shares owned in Trade Finance Solutions Inc. (“TFS”). For the TFS shares, each Shareholder is to receive shares of the Registrant’s common stock and cash payments as per the Share Purchase.  The cash component of the purchase price will be calculated on an earn-out basis based on TFS’ monthly earnings before interest and taxes (EBIT) beginning with the measuring period as defined in the Share Purchase Agreement, not to exceed purchase price of $6,000,000.00. In addition to the cash portion of the purchase price, the shareholders shall receive 1 share of ONE common stock (adjusted for forward or reverse splits following the closing) for every $1.00 in EBIT achieved during the measuring period (“Stock Compensation”) subject to a maximum Stock compensation of 6 million shares of Registrant’s common stock. The Shareholders are subject to a lockup and leak out period as further defined in the Share Purchase Agreement.  Upon the purchase of the TFS Common Shares from the Shareholders, One has become the majority shareholder of TFS.

TRADE FINANCE SOLUTIONS, INC
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$622,724	$285,210
Inventory	31,185	-
Accounts receivable, net	1,037,618	1,518,082
Loans receivable	2,287,917	1,665,168
Prepaid expenses	122,911	46,340
Total Current Assets	4,102,355	3,514,800

Fixed assets, net	12,708	11,901
Incorporation costs, net	21,134	19,791
Deferred tax asset	22,433	21,008
Total Assets	$4,158,630	$3,567,500

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$340,686	$152,700
Due to related party	-	116,445
Demand loans payable	3,917,305	3,366,414
Total Current Liabilities	4,257,991	3,635,559

Total Liabilities	4,257,991	3,635,559

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock ($.01 par value; Unlimited shares;
100 shares issued and outstanding)	1	1
Cumulative translation adjustment	(948)	13,337
Accumulated deficit	(98,414)	(81,397)
Total Stockholders’ Deficit	(99,361)	(68,059)

Total Liabilities and Stockholders’ Deficit	$4,158,630	$3,567,500

The accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

F-2

TRADE FINANCE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ending
	June 30,
	2009	2008

NET REVENUES	3,014,413	$4,881,731

COST OF GOODS SOLD	2,693,232	4,424,954

GROSS PROFIT	321,181	456,777

OPERATING EXPENSES:
General and administrative	341,907	252,852
Depreciation and amortization	4,944	6,797
Total operating expenses	346,851	259,649

Total operating income	(25,670)	197,128

OTHER INCOME/(EXPENSE)
Loss on disposal of asset	-	(5,605)
Foreign currency gain/(loss)	8,653	(96,774)
Total other income/(expense)	8,653	(102,379)

Loss before provision for income taxes	(17,017)	94,749

Provision (benefit) for income taxes	-	-

NET INCOME (LOSS)	$(17,017)	$94,749

EARNINGS PER SHARE - Basic	$(170)	$947

Weighted average shares outstanding - Basic	100	100

The accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

F-3

TRADE FINANCE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2009	2008

Cash flows from continuing operating activities:
Net income (loss)	$(17,017)	$94,749
Adjustments to reconcile to net cash inflow from operating activities:
Depreciation and amortization	3,601	712
Deferred income tax expense	(1,425)	1,572
Cumulative translation adjustment	(14,285)	9,223
Changes in operating assets and liabilities:
Inventory	(31,185)	-
Increase in accounts receivable	480,464	(1,218,132)
Loans receivable	(622,749)	(1,656,764)
(Increase)/decrease in deposits and prepaid items	(76,571)	(13,001)
Increase (decrease) in accounts payable and accrued liabilities	187,986	904,445
Net cash used in operating activities	(91,181)	(1,877,196)

Cash flows from continuing investing activites:
Purchase of fixed assets	(5,751)	(2,090)
Financial assets held for sale	-	83,220
Cash provided by (used in) investing activities	(5,751)	81,130

Cash flows from continuing financing activites:
Proceeds from demand loans payable	550,891	237,724
Proceeds from (Payments of) related party loan	(116,445)	452,286
Repayment of Related party receivable	-	1,518,534
Cash provided by financing activities	434,446	2,208,544

Increase in cash during the period	337,514	412,478

Cash at the beginning of the period	285,210	229,978

Cash at the end of the period	$622,724	$642,456

Supplemental information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying Notes to the Consolidated Financial Statements are an integral part of these statements.

F-4

TRADE FINANCE SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

1.            DESCRIPTION OF BUSINESS

Trade Financial Systems, Inc. (the “Company”) was incorporated in Canada, in the Province of Ontario in March of 2006.   Since its inception, TFS has had its headquarters in Markham, Ontario, a suburb of Toronto. The Company was established to provide financing solutions, including Purchase Order Financing, Fulfillment Services and Factoring or Invoice Discounting for credit worthy customers of eligible goods and services. Founded by professionals with backgrounds in both the distribution and financial sectors, TFS initially funded transactions predominantly with re-sellers and distributors.

TFS has a wholly owned U. S. subsidiary, TFP International Inc. (TFP), which is incorporated in the State of Florida and is located in Miami, Florida. This subsidiary specializes in international trade and is responsible for all activities from its Miami office.

2.            PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary TFP International, Inc.  All intercompany transactions and accounts have been eliminated in consolidation.

Basis of presentation

The accompanying unaudited consolidated financial statements of Trade Finance Solutions, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments necessary for a fair presentation of the Company’s financial position at June 30, 2009 and the results of its operations for the six months ended June 30, 2009 and 2008 and cash flows for the six months ended June 30, 2009 and 2008. All such adjustments are of a normal and recurring nature. Interim financial statements are prepared on a basis consistent with the Company’s annual financial statements. Results of operations for the three months and six months ended June 30, 2009 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2009.

The consolidated balance sheet as of June 30, 2009 has been derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.

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For further information, refer to the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an on-going basis, the Company evaluates its estimates, including those related to bad debts, inventories, deferred tax assets, translation gains/losses and cumulative translation adjustments. Trade Finance Solutions, Inc. bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation.  Depreciation is provided on the declining balance basis, when the asset is placed into service, at the following rates:

Computer hardware	45%
Furniture, fixtures and equipment	20%
Vehicle	30%
Leasehold improvements	5 years straight-line

Half rates are used in the year of acquisition.

Inventories

Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Incorporation costs

Incorporation costs are recorded at cost less accumulated amortization. Amortization is provided on the straight-line basis over 10 years.

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Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statement” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less.

Concentrations

Cash and cash equivalents are maintained in financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short-term maturity of these instruments.

Related party transactions

Related party transactions occur in the normal course of operations and are recorded at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Income Taxes

The Company accounts for income taxes according to SFAS 109 “Accounting for Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

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The Corporation adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109,” effective January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of FIN 48 did not have a significant impact on the Company’s financial statements.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company has not been subject to U.S. federal income tax examinations by tax authorities nor state authorities since its inception in 2000.

Foreign currencies

The Company follows the temporal method when translating foreign currency transactions. Under this method:
i.	Monetary items are translated at the rates of exchange prevailing at the balance sheet date,
ii.	Non-monetary items are translated at historic exchange rates; and,
iii.	Revenue and expenses (other than amortization) are translated at average monthly rates of exchange during the year.

The resulting gains or losses are credited or charged to earnings excepts for those relating to monetary items having a fixed life which are deferred and amortized over the life of the particular item.

The Company uses the Canadian dollar as its functional currency.  The Company’s wholly-owned subsidiary uses the US dollar as its functional currency.  Assets and liabilities of the Company are translated into US dollars at the period-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period.

The resulting gains or losses are deferred and included as a separate component of shareholder’s equity.

Per Share Data

SFAS No. 128 establishes standards for computing and presenting earnings per share (“EPS”). The standard requires the presentation of basic EPS and diluted EPS. Basic EPS is calculated by dividing income/loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted EPS is calculated by dividing income/loss available to common shareholders by the weighted average number of common shares outstanding adjusted to reflect potentially dilutive securities.  As of June 30, 2009 and 2008 the Company does not have any dilutive instruments.

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Accounting for Long-Lived Assets

The Company’s long-lived assets include property and equipment. In accordance with SFAS No. 144, long-lived assets other than goodwill are reviewed on a periodic basis for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In June 2009, the Financial Accounting Standards Board issued Statement “FASB” issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”).  SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  This statement will have an impact on the Company’s financial statements since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168.

Subsequent Events

In May 2009, the FASB issued Statement of SFAS No. 165, Subsequent Events. This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This Statement is effective for interim and annual periods ending after June 15, 2009 and as such, we will adopt this standard in the first quarter of fiscal year 2010. We are currently assessing the impact of the adoption of SFAS 165, if any, on our financial position, results of operations or cash flows.

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Interim Disclosure about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments.  This FSP amends FASB Statement No. 107 to require disclosures about fair values of financial instruments for interim reporting periods as well as in annual financial statements.  The FSP also amends APB Opinion No. 28 to require those disclosures in summarized financial information at interim reporting periods.  This FSP becomes effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The adoption of this FSP is not expected to have a material impact on our consolidated financial statements.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.  The implementation of this standard will not have a material impact on the Company’s consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

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Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This Statement replaces the original SFAS No. 141.  This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.
b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

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Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 provides guidance for using fair value to measure assets and liabilities.  SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company in the first quarter of fiscal year 2008. There was no material impact on the Company’s consolidated results of operations and financial condition due to the adoption of SFAS No. 157.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2007 and did not have a material impact on its consolidated results of operations and financial condition.

F-12

4. FIXED ASSETS

	2009			2008
	Cost $	Accumulated Depreciation $	Net book Value $	Net book Value $
Computer hardware	1,346	773	573	538
Furniture, fixtures and equipment	13,309	2,673	10,636	9,960
Vehicles	-	-	-	-
Leasehold improvements	2,997	1,498	1,499	1,403
	17,652	4,944	12,708	11,901

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 157 defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.  In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.

In addition to defining fair value, SFAS No. 157 expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.  Each fair value measurement is reported in one of three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety.  These levels are:

●	Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.
●
Level 2 – inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●
Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.  The fair values are therefore determined using model-based techniques that include option pricing models, discontinued cash flow models, and similar techniques.

As of June 30, 2009, the Company does not have any financial instruments that can be categorized as marketable or debt securities that fall under the scope of SFAS No. 157.

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6. SUBSEQUENT EVENTS

On September 3, 2009, ONE Holdings, Corp. ( “ONE”) acquired from the shareholders of Trade Finance Solutions (“collectively referred to as “Shareholders”) 3,990 shares representing 99.75% of the Shareholders’ common shares owned in Trade Finance Solutions Inc. (“TFS”). For the TFS shares, each Shareholder is to receive shares of the Registrant’s common stock and cash payments as per the Share Purchase.  The cash component of the purchase price will be calculated on an earn-out basis based on TFS’ monthly earnings before interest and taxes (EBIT) beginning with the measuring period as defined in the Share Purchase Agreement, not to exceed purchase price of $6,000,000.00. In addition to the cash portion of the purchase price, the shareholders shall receive 1 share of ONE common stock (adjusted for forward or reverse splits following the closing) for every $1.00 in EBIT achieved during the measuring period (“Stock Compensation”) subject to a maximum Stock compensation of 6 million shares of Registrant’s common stock. The Shareholders are subject to a lockup and leak out period as further defined in the Share Purchase Agreement.  Upon the purchase of the TFS Common Shares from the Shareholders, One has become the majority shareholder of TFS.

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